UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013 (August 23, 2013)

BlastGard International, Inc.

(Exact name of registrant as specified in its charter)

Colorado 333-47294 84-1506325

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

2451 McMullen Booth Road, Ste. 212, Clearwater, FL 33759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 23, 2013, 8464081 Canada Inc. exercised warrants to purchase 28,923,342 shares of the Company’s underlying Common Stock at a reduced exercise price of $0.009 per share due to anti-dilution provisions of said warrants. After this transaction, the Purchaser has warrants remaining to purchase 75,409,993 shares (exercisable at $0.009 per share).

Item 8.01 Other Events

The Company owed approximately $435,376.00 to Fifth Third Bank which was personally guaranteed by the former CEO of HighCom. Recently 8464081 Canada Inc. purchased the Company’s note from Fifth Third Bank and took an assignment of the civil judgment on the note entered into against both HighCom and its former CEO. The indebtedness has been reduced to a civil judgment by the bank in the Ohio state court system. The net proceeds of the warrant exercise described in Item 3.02 were utilized to release the Company from its obligations under the note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

By: /s/Michael J. Gordon

Michael J. Gordon, Chief Executive Officer

Date: August 28, 2013